Exhibit 4.2.2
LIMITED CONSENT AND AMENDMENT NO. 2
Dated as of December 13, 2019
to
THIRD AMENDED AND RESTATED SENIOR SECURED NOTE PURCHASE AGREEMENT
Dated as of August 11, 2017
THIS LIMITED CONSENT AND AMENDMENT NO. 2 (“Consent and Amendment”) is made as of December 13, 2019 by and among Encore Capital Group, Inc. (the “Company”) and the undersigned holders of Notes (the “Noteholders”). Reference is made to that certain Third Amended and Restated Senior Secured Note Purchase Agreement, dated as of August 11, 2017, between the Company, on the one hand, and the Purchasers named therein, on the other hand (as the same has been amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Note Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Note Agreement.
WHEREAS, the Company has notified the Noteholders that, effective January 1, 2020, the Company will adopt FASB Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326), which will result in a change in the methodology used to calculate Estimated Remaining Collections (the “Specified Accounting Change”);
WHEREAS, the Company has requested that the Noteholders consent to the adoption by the Company of the Specified Accounting Change, and the undersigned Noteholders are willing to so consent subject to the terms and conditions of this Consent and Amendment;
WHEREAS, in addition to the consent requested by the Company, the Noteholders have requested certain amendments to the Note Agreement as set forth herein, and the Company and the undersigned Noteholders have agreed to such amendments, subject to the terms and conditions of this Consent and Amendment; and
WHEREAS, the Credit Agreement is being amended by an amendment thereto and the Lenders are also providing a consent to the Specified Accounting Change (the “Credit Agreement Amendment”).
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders party hereto have agreed to enter into this Consent and Amendment.
1. Limited Consent. Subject to the terms and conditions hereof, on the Effective Date (as defined in Section 3 below) each of the undersigned Noteholders hereby

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consents to the adoption by the Company of the Specified Accounting Change. Each of the Company and the Guarantors acknowledges and agrees that the consent contained in the foregoing sentence is a one-time consent and is limited to the extent specifically set forth herein and, other than as specifically set forth herein, no other terms, covenants or provisions of the Note Agreement or the other Transaction Documents are intended to be affected hereby, all of which remain in full force and effect, and such limited consent shall not hinder, restrict or otherwise modify the rights and remedies of the Collateral Agent or any Noteholder following the occurrence of any Default or Event of Default. The consent provided hereby shall not obligate the Collateral Agent or any Noteholder to otherwise waive or consent to any actions or inactions in the future or to amend the Note Agreement or any other Transaction Document in any manner at any time in the future or to waive future compliance (temporarily or otherwise) with any provision of the Note Agreement or any other Transaction Document.
2. Amendments to Note Agreement. Subject to the terms and conditions hereof, on the Effective Date the Note Agreement is hereby amended, as follows:
(a) Section 9.8 of the Note Agreement is hereby amended by adding the following new paragraph at the end of such Section:
“In the event that any Credit Party divides itself into two or more Persons, any Persons formed as a result of such Division, unless otherwise consented to in writing by the Required Holders, shall have taken each of the actions set forth in Section 9.7 and this Section 9.8, as applicable, in each case subject to the time periods set forth therein (or herein).”
(b) Section 10.2 of the Note Agreement is hereby amended by adding the following new paragraph at the end of such Section:
“Any reference in this Section 10.2 or in Section 10.3 to a combination, merger, consolidation, disposition, dissolution, liquidation or transfer shall be deemed to apply to a Division (or the unwinding of such a Division) as if it were a combination, merger, consolidation, disposition, dissolution, liquidation, transfer or similar term, as applicable, to or with a separate Person.”
(c) Section 21.4 of the Note Agreement is hereby amended by adding the following new paragraph at the end of such Section:
“For all purposes under the Transaction Documents, in connection with any Division or plan of Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.”

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(d) Schedule B of the Note Agreement is hereby amended by adding the following new defined term in the appropriate alphabetical order therein:
““Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of the division including as contemplated under Section 18-217 of the Delaware Limited Liability Act for limited liability companies formed under Delaware law or any analogous action taken pursuant to any applicable law with respect to any corporation, limited liability company, partnership or other entity. The word “Divide,” when capitalized shall have correlative meaning.”
3. Conditions of Effectiveness. The effectiveness of this Consent and Amendment is subject to the following conditions precedent (the date on which each of which has been satisfied or waived in writing being referred to in this Consent and Amendment as the “Effective Date”): (a) the Noteholders shall have received (i) counterparts of this Consent and Amendment, duly executed by the Company and the Required Holders, and the Consent and Reaffirmation attached hereto duly executed by the Guarantors, (ii) a fully executed copy of the Credit Agreement Amendment, which shall be in form and substance reasonably satisfactory to the Required Holders, and (iii) such other instruments and documents as are reasonably requested by the Noteholders on or prior to the date of this Consent and Amendment in connection with this Consent and Amendment; and (b) the Company shall have paid, to the extent invoiced on or prior to the date of this Consent and Amendment, all fees and expenses of the Noteholders (including attorneys’ fees and expenses) in connection with this Consent and Amendment and the other Transaction Documents.
4. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:
(a) The execution, delivery and performance by each Credit Party of this Consent and Amendment are within such Credit Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action. This Consent and Amendment has been duly executed and delivered by each Credit Party. This Consent and Amendment and the Note Agreement as amended hereby constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms.
(b) As of the date hereof and giving effect to the terms of this Consent and Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties contained in Section 5 of the Note Agreement (as amended hereby) are true and correct, except for representations and warranties made with reference solely to an earlier date, which are true and correct as of such earlier date.
(c) The execution and delivery of this Consent and Amendment by the Credit Parties, and performance by the Company of this Consent and Amendment and the Note Agreement, as amended hereby (i) do not require any consent or approval of, registration or

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filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any organizational documents of, or any law applicable to, any Credit Party or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under the Note Agreement, the Credit Agreement, any other material agreement or other material instrument binding on any Credit Party or any of their assets, or give rise to a right under any of the foregoing agreements (other than the Credit Agreement) to require any payment to be made by any Credit Party, (iv) will not result in the creation or imposition of any Lien on any asset of any Credit Party, except Liens (if any) created under the Transaction Documents and (v) will not result in a material limitation on any licenses, permits or other governmental approvals applicable to the business, operations or properties of the Credit Parties.
(d) No fee or other remuneration is required to be paid to or for the benefit of any party to the Credit Agreement as consideration for the Credit Agreement Amendment.
5. Reference to and Effect on the Note Agreement.
(a) Upon the effectiveness hereof, each reference to the Note Agreement in the Note Agreement or any other Transaction Document shall mean and be a reference to the Note Agreement as amended hereby.
(b) Except as specifically amended above, the Note Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c) Other than as expressly set forth herein, the execution, delivery and effectiveness of this Consent and Amendment shall not operate as a waiver of any right, power or remedy of the Noteholders, nor constitute a waiver of any provision of the Note Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d) This Consent and Amendment shall constitute a “Transaction Document.”
6. Release of Claims. In consideration of the consent and amendments contained herein, each of the Credit Parties hereby waives and releases each of the Noteholders from any and all claims and defenses, known or unknown, existing as of the date hereof with respect to the Note Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. It is the intention of each of the Company and the Guarantors in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California (or any comparable provision of any other applicable law), which provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE

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RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
7. Governing Law. This Consent and Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.
8. Headings. Section headings in this Consent and Amendment are included herein for convenience of reference only and shall not constitute a part of this Consent and Amendment for any other purpose.
9. Counterparts. This Consent and Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

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IN WITNESS WHEREOF, this Consent and Amendment has been duly executed as of the day and year first above written.

ENCORE CAPITAL GROUP, INC.

By: /s/ Jonathan Clark
Jonathan Clark, Chief Financial Officer

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THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: /s/ Jason Richardson Vice President
PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY By: PGIM, Inc., as investment manager By: /s/ Jason Richardson Vice President
PAR U HARTFORD LIFE & ANNUITY COMFORT TRUST By: Prudential Arizona Reinsurance Universal Company, as Grantor By: PGIM, Inc., as Investment Manager By: /s/ Jason Richardson Vice President
PICA HARTFORD LIFE & ANNUITY COMFORT TRUST By: The Prudential Insurance Company of America, as Grantor By: /s/ Jason Richardson Vice President

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PRUDENTIAL ARIZONA REINSURANCE TERM COMPANY By: PGIM, Inc., as investment manager By: /s/ Jason Richardson Vice President
PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY By: PGIM, Inc., as investment manager By: /s/ Jason Richardson Vice President
PRUCO LIFE INSURANCE COMPANY By: /s/ Jason Richardson Assistant Vice President

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21st Century Fox America, Inc. Master Trust By: Guggenheim Partners Investment Management, LLC, as Advisor By: /s/ Kevin M. Robinson Name: Kevin M. Robinson Title: Attorney-in-Fact
Midland National Life Insurance Company By: Guggenheim Partners Investment Management, LLC By: /s/ Kevin M. Robinson Name: Kevin M. Robinson Title: Attorney-in-Fact
Wilshire Institution Master Fund SPC-
Guggenheim Alpha Segregated Portfolio

By: Guggenheim Partners Investment Management, LLC,
 as Sub-Advisor

By: /s/ Kevin M. Robinson
Name: Kevin M. Robinson
Title: Attorney-in-Fact

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Guaranty Income Life Insurance Company By: Guggenheim Partners Investment Management, LLC, as Manager By: /s/ Kevin M. Robinson Name: Kevin M. Robinson Title: Attorney-in-Fact
Guggenheim Funds Trust – Guggenheim
Macro Opportunities Fund

By: Guggenheim Partners Investment Management, LLC,
 as Investment Adviser

By: : /s/ Kevin M. Robinson
Name: Kevin M. Robinson
Title: Attorney-in-Fact

Guggenheim Strategic Opportunities Fund By: Guggenheim Partners Investment Management, LLC, as Sub-Adviser By: : /s/ Kevin M. Robinson Name: Kevin M. Robinson Title: Attorney-in-Fact

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Guggenheim Partners Opportunistic
Investment Grade Securities Master
Fund, LTD

By: Guggenheim Partners Investment Management, LLC,
 as Investment Advisor

By: /s/ Kevin M. Robinson
Name: Kevin M. Robinson
Title: Attorney-in-Fact

Horace Mann Life Insurance Company By: Guggenheim Partners Investment Management, LLC By: /s/ Kevin M. Robinson Name: Kevin M. Robinson Title: Attorney-in-Fact
North American Company for Life and Health Insurance By: Guggenheim Partners Investment Management, LLC By: /s/ Kevin M. Robinson Name: Kevin M. Robinson Title: Attorney-in-Fact
New Fox Master Trust By: Guggenheim Partners Investment Management, LLC, as Manager By: /s/ Kevin M. Robinson Name: Kevin M. Robinson Title: Attorney-in-Fact

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South Carolina Retirement Systems Group Trust By: Guggenheim Partners Investment Management, LLC, as Manager By: /s/ Kevin M. Robinson Name: Kevin M. Robinson Title: Attorney-in-Fact
Verger Capital Fund LLC By: Guggenheim Partners Investment Management, LLC, as Advisor By: /s/ Kevin M. Robinson Name: Kevin M. Robinson Title: Attorney-in-Fact
Wilton Reassurance Life Company of New York By: Guggenheim Partners Investment Management, LLC, as Advisor By: /s/ Kevin M. Robinson Name: Kevin M. Robinson Title: Attorney-in-Fact

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Texas Life Insurance Company By: Guggenheim Partners Investment Management, LLC, as Advisor By: /s/ Kevin M. Robinson Name: Kevin M. Robinson Title: Attorney-in-Fact
Wilton Reassurance Company By: Guggenheim Partners Investment Management, LLC, as Advisor By: /s/ Kevin M. Robinson Name: Kevin M. Robinson Title: Attorney-in-Fact

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ALLSTATE LIFE INSURANCE COMPANY By: /s/ Jerry D. Zinkula Name: Jerry D. Zinkula By: /s/ Allen Dick Name: Allen Dick Authorized Signatories
ALLSTATE INSURANCE COMPANY By: /s/ Jerry D. Zinkula Name: Jerry D. Zinkula By: /s/ Allen Dick Name: Allen Dick Authorized Signatories

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ATHENE ANNUITY & LIFE ASSURANCE COMPANY

By: Apollo Insurance Solutions Group LLC, its investment adviser

By: Apollo Capital Management, L.P., its sub adviser

By: Apollo Capital Management GP, LLC, its General Partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

ATHENE ANNUITY AND LIFE COMPANY

By: Apollo Insurance Solutions Group LLC, its investment adviser

By: Apollo Capital Management, L.P., its sub adviser

By: Apollo Capital Management GP, LLC, its General Partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

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MINNESOTA LIFE INSURANCE COMPANY
SECURIAN LIFE INSURANCE COMPANY
AMERICAN REPUBLIC INSURANCE COMPANY

By: Securian Asset Management, Inc. (f/k/a Advantus Capital Management, Inc.)

By: /s/ Jeremy P. Gogos
Name: Jeremy P. Gogos
Title: Vice President

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CONSENT AND REAFFIRMATION
Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Limited Consent and Amendment No. 2 to the Third Amended and Restated Senior Secured Note Purchase Agreement dated as of August 11, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”) by and between Encore Capital Group, Inc. (the “Company”) and the holders of Notes party thereto (the “Noteholders”), which Limited Consent and Amendment No. 2 is dated as of December 13, 2019 (the “Consent and Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Note Agreement. Without in any way establishing a course of dealing by any Noteholder, each of the undersigned consents to the Consent and Amendment and reaffirms the terms and conditions of the Multiparty Guaranty, the Pledge and Security Agreement and any other Transaction Document executed by it and acknowledges and agrees that such agreement and each and every such Transaction Document executed by the undersigned in connection with the Note Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
All references to the Note Agreement contained in the above-referenced documents shall be a reference to the Note Agreement as modified by the Consent and Amendment and as each of the same may from time to time hereafter be amended, modified or restated.

Dated: December 13, 2019

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MIDLAND INTERNATIONAL LLC
MIDLAND PORTFOLIO SERVICES, INC.
MIDLAND FUNDING LLC
MRC RECEIVABLES CORPORATION
MIDLAND FUNDING NCC-2 CORPORATION
ASSET ACCEPTANCE, LLC
MIDLAND INDIA LLC

By: /s/ Jonathan Clark
Jonathan Clark, Vice President

ASSET ACCEPTANCE CAPITAL CORP. ATLANTIC CREDIT & FINANCE, INC. MIDLAND CREDIT MANAGEMENT, INC. By: /s/ Jonathan Clark Jonathan Clark, Executive Vice President

ATLANTIC CREDIT & FINANCE SPECIAL FINANCE UNIT, LLC ATLANTIC CREDIT & FINANCE SPECIAL FINANCE UNIT III, LLC By: /s/ Ryan Bell Ryan Bell, Executive Vice President

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